Exhibit 1

Joint Filing Agreement

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Adesto Technologies Corporation shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Dated: November 2, 2015

HARRIS & HARRIS GROUP, INC.

By: /s/ Daniel B. Wolfe

Name: Daniel B. Wolfe

Title: President

/s/ Daniel B. Wolfe

Daniel B. Wolfe

/s/ Douglas W. Jamison

Douglas W. Jamison

/s/ Alexei Andreev

Alexei Andreev

/s/ Misti Ushio

Misti Ushio